UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-35072 (Commission File Number)	65-1310069 (I.R.S. Employer Identification No.)

4655 Salisbury Road, Suite 110, Jacksonville, FL 32256

(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 342-2824

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On February 29, 2016, Kevin G. Champagne, Chairman of the Board of Directors (the Board) of Atlantic Coast Financial Corporation (the Company), and its wholly owned subsidiary Atlantic Coast Bank (the Bank), informed the Company of his decision to retire as Chairman and director of each of the Company and the Bank, effective immediately. Mr. Champagne’s departure from each board of directors is for health reasons and not related to any disagreement with the Company or the Bank.

In connection with Mr. Champagne’s retirement, the Board reduced the number of Board seats from eight to seven. The Board named the former Vice Chairman, John J. Dolan, as the new Chairman and Jay S. Sidhu as the new Vice Chairman.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press release issued by Atlantic Coast Financial Corporation on March 4, 2016 (furnished pursuant to Item 5.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST FINANCIAL CORPORATION

Date: March 4, 2016	By: /s/ Tracy L. Keegan
Name: Tracy L. Keegan
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Atlantic Coast Financial Corporation on March 4, 2016 (furnished pursuant to Item 5.02)